EXHIBIT 99.1

Press Release

Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Executive Vice President	Executive Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

PremierWest Bancorp to Present at D.A. Davidson
Financial Services Investment Conference

MEDFORD, Ore. – May 4, 2006 – PremierWest Bancorp (NASDAQ: PRWT) announced today that its executive management team will be presenting at the D.A. Davidson Financial Services Conference being held in Seattle, Washington. The presentation may be accessed live via the internet and will begin at 2:15 PM PST, Tuesday May 9, 2006.

This presentation may be accessed through PremierWest Bancorp’s web site at   www.premierwestbank.com using the following instructions:

1.	Go to “Investors” at the top of the page
2.	Select “Main Page” from the drop down
3.	Click on “Webcast” for May 9, 2006

An archived version of this presentation will be available through PremierWest Bancorp’s web site approximately one hour after the live presentation and will be available through April 30, 2007.

PremierWest Bancorp is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.